As filed with the Securities and Exchange Commission on October 19, 2021

Registration No. 333-253360

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form F-10

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SCORE MEDIA AND GAMING INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada

(Province or Other Jurisdiction of Incorporation or Organization)

7990

(Primary Standard Industrial Classification Code Number, (if Applicable))

Not Applicable
(I.R.S. Employer Identification Number (if Applicable))

500 King Street West, Fourth Floor
Toronto, ON M5V 1L9
(416) 479-8812

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Harper Ko
Executive Vice President, Chief Legal Officer and Secretary
Penn National Gaming, Inc.
825 Berkshire Blvd., Suite 200
Wyomissing, Pennsylvania 19610
(610) 378-8214
(Name, Address (Including Zip Code) and Telephone Number (Including Area Code)
of Agent for Service in the United States)

Copies to:

Daniel A. Neff

Zachary S. Podolsky

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale of the securities to the public:
Not applicable.
Province of Ontario, Canada
(Principal Jurisdiction Regulating This Offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B	☐	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☐

DEREGISTRATION OF SECURITIES

On February 22, 2021, Score Media and Gaming Inc. (the “Registrant”) filed a registration statement on Form F-10 (File No. 333-253360), as amended on February 24, 2021 (the “Registration Statement”), registering the sale by the Registrant from time to time of up to an aggregate US$255,986,137 of Class A Subordinate Voting Shares, no par value, debt securities, warrants, subscription receipts and/or units comprised of one or more foregoing securities of the Registrant in any combination.

Pursuant to the Arrangement Agreement, dated as of August 4, 2021, by and among the Registrant, Penn National Gaming, Inc. (“Penn National”) and 1317774 B.C. Ltd., a British Columbia corporation and an indirect wholly owned subsidiary of Penn National, as amended, Penn National acquired the Registrant as an indirect wholly owned subsidiary (the “Acquisition”) on October 19, 2021.

As a result of the Acquisition, the Registrant has terminated all offerings of securities pursuant to the Registration Statement. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the securities formerly issuable and registered under the Registration Statement and not otherwise sold by the Registrant as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on October 19, 2021.

SCORE MEDIA AND GAMING INC.

By:	/s/ Harper Ko
Name	Harper Ko
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities indicated on October 19, 2021.

Signature	Title
/s/ Jay Snowden	President and Director
Jay Snowden	(Principal Executive Officer)
/s/ Felicia Hendrix	Treasurer and Director
Felicia Hendrix	(Principal Financial and Accounting Officer)
/s/ Harper Ko	Secretary and Director
Harper Ko

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this post-effective amendment to the Registration Statement, solely in the capacity of the duly authorized representative of the Registrant, on October 19, 2021.

SCOREMOBILE, INC.

By:	/s/ Harper Ko
	Name:	Harper Ko
	Title:	Secretary

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